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                                                                      EXHIBIT 11

                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

We have issued our report dated April 10, 1997, accompanying the consolidated financial statements and schedule incorporated by reference in the Annual Report of Lakeland Industries, Inc. and Subsidiaries on Form 10-K for the fiscal year ended January 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of Lakeland Industries, Inc. and Subsidiaries on Form S-8 (File No. 33-92564, effective May 15, 1995).

/s/ Grant Thornton LLP

GRANT THORNTON LLP

Melville, New York
April 25, 1997